Annec Green Refractories Corporation Reports Financial Results for 2010 and the First Quarter of 2011

Announces 95.7% Increase in Revenues to $63.4 Million and 200% Increase in Net Income to $7.2 Million for 2010

Achieves 63.8% Increase in Revenues to $13.1 Million and 10 times Increase in Net Income to $1.4 Million for the First Quarter of 2011

ZHENGZHOU, China May 17, 2011 /PRNewswire-Asia/ — Annec Green Refractories Corporation (OTCBB: ANNCD), one of leading refractory enterprises in China, today announced financial results for 2010 and the first quarter of 2011:

Full Year 2010 Highlights

•	Revenues increased 95.7% to $63.4 million compared to $32.4 million for 2009
•	Gross profit increased 100% to $23.3 million versus $11.6 million for 2009
•	Operating income increased 150% to $9.5 million versus $3.8 million for 2009
•	Net income for 2010 increased 200% to $7.2 million versus $2.4 million for 2009

First Quarter 2011 Highlights

•	Revenue increased 63.8% to $13.1 million compared to $8.0 million for Q1 2010
•	Gross profit increased 89.7% to $5.5 million versus $2.9 million for Q1 2010
•	Operating income increased 4 time to $2.0 million versus $0.5 million Q1 2010
•	Net income for increased 10 times to $1.4 million versus $0.1 million for Q1 2010

Mr. Fuchao Li, Chairman, commented, "We are very pleased to report a 95.7 percent increase in revenues and a 200 percent increase in net income for 2010.  We continued this strong growth in the first quarter 2011 with a 63.8 percent increase in revenues and a 10 times increase in net income. With our headquarters in Zhengzhou, Henan, we believe we are extremely well positioned with strong brand recognition and established long-term distributor relationships."

Mr. Li continued, "We have built a very efficient and scalable operation. We have five (5) special production lines of refractory for hot blast stove and steel and iron smelting consumables. We also have more than 1,000 sets of modern processing equipment and four (4) high temperature tunnel kilns. The forming equipments are 400 ton and 600 ton pneumatic brick presses. In addition, in 2010, we rented a 1,000 ton brick press and blast furnace tunnel kiln.

Mr. Li concluded, "Looking ahead, our strategy is to capture market share as one of the only fully integrated refractory companies in Henan by the end of 2011.  Our focus is on entering new regional markets in China, and increasing our presence in high-end overseas markets.  While our primary focus is generating strong free cash flow to internally fund our organic growth, we are also considering opportunistically pursuing strategic and accretive acquisitions. Overall, we are extremely encouraged by both the near-term and long-term outlook for the business, and believe our ability to increase net income by 200% in 2010 year illustrates our ability to generate meaningful value for shareholders."

About ANNEC GREEN REFRACTORIES CORPORATION

We indirectly control though subsidiaries, Zhengzhou Annec Industrial Co., Ltd. ("Annec"), a PRC wholly-Foreign Owned Enterprise, which is engaged in the business of design, manufacturing of and selling of medium and high level refractory materials for top combustion type, internal combustion type, and external combustion type hot blast stoves, and through our variable interest entity ("VIE"), Annec (Beijing) Engineering Technology Co., Ltd. ("Beijing Annec"), a PRC limited company, we provide turnkey service for large hot blast stove projects, integrating the structural design, equipment purchase, construction, refractory production/sale and after-sale service of hot blast stoves.

This release contains certain "forward-looking statements" relating to the business of the Company. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Such forward looking statements include, but are not limited to, that our brand will continue to have strong brand recognition, that our operations are efficient and scalable, that we be able to enter into new regional markets in China and high-end overseas markets, that we will be able to find and consummate  strategic and accretive acquisitions and that our net income will increase by 200% this year.  Further the forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors. [Not sure what that statement means] The Company does not assume a duty to update these forward-looking statements.

– Financial tables follow –

CONSOLIDATED BALANCE SHEETS

	December 31,
	2010	2009
ASSETS
Current assets:
Cash	$1,504,971	$1,227,457
Restricted cash	4,425,167	4,972,796
Bank notes receivable	1,056,569	741,168
Accounts receivable (net of allowance of $572,793 and $709,479 at December 31, 2010 and 2009, respectively)	16,130,117	16,485,191
Retentions receivable	4,553,071	1,052,759
Prepaid expenses and deposits	5,604,102	4,762,032
Other receivables	5,420,233	7,341,759
Inventories	25,703,214	18,826,280
Total current assets	64,397,444	55,409,442

Long-term retentions receivable	5,425,110	1,744,144
Deposits for capital expenditure	3,235,272	-
Plant and equipment, net	12,093,625	11,091,695
Land use rights, net	2,193,823	-
Long-term investment	151,722	146,259
Total assets	$87,496,996	$68,391,540
LIABILITIES AND EQUITY
Current liabilities:
Short-term loans	$8,475,193	$4,811,911
Bank notes payable	5,310,272	4,972,796
Accounts payable and accrued expenses	11,271,228	13,562,037
Advances from customers	23,105,778	18,921,030
Salaries payable	436,635	186,202
Taxes payable	2,535,965	615,707
Related party payables	917,008	1,913,064
Loans payable to employees	2,154,409	1,319,204
Loans payable to other individuals	1,972,387	1,901,363
Other payable	1,918,056	1,703,602
Total current liabilities	58,096,931	49,906,916
Deferred income	2,884,600	783,947
Long-term loans	1,189,501	-
Total liabilities	62,171,032	50,690,863
Equity:
Owner's capital	2,612,769	2,612,769
Capital surplus	1,436,223	1,436,223
Retained earnings	20,700,451	13,910,357
Accumulated other comprehensive income (loss)	576,521	(258,672)
Total equity	25,325,964	17,700,677
Total liabilities and equity	$87,496,996	$68,391,540

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended
	December 31,
	2010	2009

Revenues:
Product revenues	$60,236,785	$29,171,923
Service revenues	3,176,355	3,233,437

Total revenues	63,413,140	32,405,360

Cost of revenues:
Products	37,206,740	18,214,253
Services	2,889,677	2,579,689

Total cost of revenues	40,096,417	20,793,942

Gross profit	23,316,723	11,611,418

Operating expenses:
Selling	7,390,200	3,704,000
General and administrative	6,385,664	4,155,987

Total operating expenses	13,775,864	7,859,987

Income from operations	9,540,859	3,751,431

Other income (expense):
Interest income	76,690	115,326
Interest expense	(1,574,268)	(1,111,393)
Other income (expense), net	608,766	(40,009)

Total other income (expense)	(888,812)	(1,036,076)

Income before provision for income taxes	8,652,047	2,715,355

Provision for income taxes	1,414,136	331,010

Net income	$7,237,911	$2,384,345

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
	2011	2010
ASSETS
Current assets:
Cash	$284,026	$1,504,971
Restricted cash	2,926,104	4,425,167
Bank notes receivable	724,416	1,056,569
Accounts receivable (net of allowance of $572,793 at March 31, 2010 and December 2009, respectively)	17,245,686	16,130,117
Retentions receivable	5,447,629	4,553,071
Prepaid expenses and deposits	12,380,616	5,604,102
Other receivables	5,491,349	5,420,233
Inventories	29,160,149	25,703,214
Total current assets	73,659,975	64,397,444
Long-term retentions receivable	5,190,506	5,425,110
Deposits for capital expenditure	3,128,803	3,235,272
Plant and equipment, net	12,229,674	12,093,625
Land use rights, net	2,194,767	2,193,823
Long-term investment	152,669	151,722
Total assets	$96,556,394	$87,496,996
LIABILITIES AND EQUITY
Current liabilities:
Short-term loans	$8,070,106	$8,475,193
Bank notes payable	3,816,736	5,310,272
Accounts payable and accrued expenses	17,879,001	11,271,228
Advances from customers	27,269,664	23,105,778
Salaries payable	301,149	436,635
Taxes payable	2,058,008	2,535,965
Related party payable	922,734	917,008
Loans payable to employees	1,490,817	2,154,409
Loans payable to other individuals	1,984,703	1,972,387
Other payable	2,590,196	1,918,056
Total current liabilities	66,383,114	58,096,931
Deferred income	2,860,196	2,884,600
Long-term loans	1,122,120	1,189,501
Total liabilities	70,365,430	62,171,032
Stockholders' equity:
Common stock, $0.0001 par value, 100,000,000 shares authorized, 19,995,701 issues and outstanding	2,000	2,000
Additional paid in capital	4,046,992	4,046,992
Retained earnings	21,405,035	20,700,451
Accumulated other comprehensive income (loss)	736,937	576,521
Total equity	26,190,964	25,325,964
Total liabilities and equity	$96,556,394	$87,496,996

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010
Revenues:
Product and service	$13,058,029	$7,972,482

Cost of revenues:
Product and service	7,573,416	5,041,572

Total cost of revenues	7,573,416	5,041,572

Gross profit	5,484,613	2,930,909

Operating expenses:
Selling	2,097,887	1,180,886
General and administrative	1,352,130	1,264,645

Total operating expenses	3,450,017	2,445,532

Income from operations	2,034,596	485,378

Other income (expense):
Interest income	98,835	24,511
Interest expense	(605,260)	(279,155)
Other income (expense), net	136,550	(74,902)

Total other income (expense)	(369,874)	(329,547)

Income before provision for income taxes	1,664,722	155,831

Provision for income taxes	261,871	28,123

Net income	$1,402,851	$127,708

Net income per share - basic	$0.07	$0.01
Net income per share - diluted	$0.07	$0.01
Shares used in computing net income per share - basic	19,995,701	19,995,701
Shares used in computing net income per share - diluted	19,995,701	19,995,701

Contact:
Yolanda Li
Tel: +86-371-69999012
+86-15210121018
Email: annecyolanda@annec.com.cn